Exhibit h
[_____] Shares
Patriot Capital Funding, Inc.
Common Stock
UNDERWRITING AGREEMENT
________, 2006
[Name of Underwriter]
As Representative of the several Underwriters
[Address of Underwriter]
Ladies and Gentlemen:
     Introductory. Patriot Capital Funding, Inc., (the “Company”) a Delaware corporation, proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [___] shares (the “Company Offered Shares”) of its common stock, par value $0.01 per share (the “Shares”); and the stockholders of the Company named in Schedule B (each a “Selling Stockholder” and collectively the “Selling Stockholders”) propose to sell to the Underwriters an aggregate of [___] Shares. The [___] Shares to be sold by the Company and the [___] Shares to be sold by the Selling Stockholders are collectively called the “Firm Shares.” In addition, the Company and the Selling Stockholders have granted to the Underwriters an option to purchase up to an additional [___] Shares (the “Optional Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” [___] has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-___), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. The registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to

Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, dated as of ___, 2006, included in the Registration Statement at the time it became effective on ___, 2006 is hereinafter referred to as the “Base Prospectus.” The prospectus supplement, dated ___, 2006, filed with the Commission pursuant to Rule 497 under the Securities Act relating to the Offered Shares is hereinafter referred to as the “Pre-Pricing Prospectus Supplement” (and together with the Base Prospectus, the “Pre-Pricing Prospectus”); the Pre-Pricing Prospectus, together with the information set forth in the oral pricing script attached as Exhibit A (“Pricing Information”) is hereinafter referred to as the “Disclosure Package;” the prospectus supplement to be filed with the Commission pursuant to Rule 497 and used by the Underwriters to confirm sales of Offered Shares is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
     The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:
     Section 1. Representations and Warranties.
     A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:
     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.
     The Pre-Pricing Prospectus and the Prospectus when filed with the Commission complied or will comply, as appropriate, in all material respects with the requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was, or will be, as appropriate, identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain and, as amended and supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement, when it became effective, complied in all material respects with the requirements of the Securities Act; and the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the Pre-Pricing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 8(c) below.
     There are no contracts or other documents required to be described in the Pre-Pricing Prospectus, the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
     (b) Disclosure Package. The Disclosure Package as of the Time of Sale does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 8(c) below. The “Time of Sale” shall mean [ ], Eastern Standard Time, on [ ], 2006.
     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Pre-Pricing Prospectus, the Prospectus or the Registration Statement.
     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.
     (e) Authorization of the Offered Shares. The Company Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. The Offered Shares to be purchased by the Underwriters from the Selling Stockholders have been duly authorized, validly issued, fully paid and nonassessable.
     (f) No Applicable Registration or Other Similar Rights. Other than the agreement by the Company to include the Offered Shares held by the Selling Stockholders in the Registration Statement and the offering contemplated by this Agreement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.
     (g) Subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Patriot Capital Funding LLC I (the “Subsidiary”) and (ii) those corporations or other entities described in the Disclosure Package and the Prospectus under the caption[s] “Portfolio Companies” and [ ] (each a “Portfolio Company” and collectively, the “Portfolio Companies”). The Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”)) any of the Portfolio Companies.
     (h) Capitalization of Subsidiary. All of the outstanding membership or equity interests of the Subsidiary have been duly authorized and issued and are fully paid and nonassessable, and all outstanding membership or equity interests of the Subsidiary are owned by the Company free and clear of any security interests, claims, liens or encumbrances.
     (i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business; and (iii) the Company has not entered into any material transaction or agreement not in the ordinary course of business.
     (j) Independent Accountants. Grant Thornton LLP, who have expressed their opinion with respect to the consolidated financial statements and the related notes thereto filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus (the “Financial Statements”), are independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (k) Preparation of the Financial Statements. The Financial Statements present fairly in all material respects the consolidated financial position of the Company and the Subsidiary, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.
     (l) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (m) Organization and Good Standing of the Company and the Subsidiary.
     (i) The Company has been duly organized and is validly existing as a corporation, in good standing under the laws of the State of Delaware, (A) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and (B) is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Change.
     (ii) The Subsidiary has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware, (A) has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and (B) is duly qualified as a foreign limited liability company to transact business and is in good standing in the State of Connecticut and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Change or a material adverse change with respect to the Subsidiary.

     (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company and the Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding Shares (including the Offered Shares sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares have been, and none of the Company Offered Shares will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company arising under the Delaware General Corporation Law (“DGCL”), the Company’s charter or bylaws or any agreement to which the Company is party. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option plan, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plan and options. The Company has no other stock plans or arrangements other than those described in the Disclosure Package and the Prospectus.
     (o) Listing. The Offered Shares have been approved for inclusion on the Nasdaq Global Select Market, subject only to official notice of issuance. The Shares are registered pursuant to Section 12(b) of the Exchange Act. The Shares are quoted on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Shares on the Nasdaq Global Select Market. The Company has not received any notification that (i) the Commission is contemplating terminating the Company’s registration under the Exchange Act or (ii) the Nasdaq Global Select Market is contemplating delisting the Shares from the Nasdaq Global Select Market.
     (p) Non-Contravention of Company Instruments; No Further Authorizations or Approvals Required. The Company (i) is not in violation of its charter or by-laws and (ii) is not in default (or, with the giving of notice or lapse of time, would be in default) (a “Company Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, a “Company Instrument”), except, with respect to clause (ii) to the extent that any such Company Default would not reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the issuance and sale of the Offered Shares: (i) will not result in any violation of the provisions of the charter or by-laws of the Company; (ii) will not conflict with or constitute a breach of, or Company Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Company Instrument; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except with respect to clauses (ii) and (iii), to the extent that any such contravention would not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except (i) registration of the Offered Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered by the Underwriters and (iii) under the rules and regulations of the NASD in connection with the purchase and distribution of Offered Shares by the Underwriters.
     (q) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened: (i) against or affecting the Company; (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company; or (iii) relating to environmental or discrimination matters against or affecting the Company, where in each such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such officer or director and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
     (r) Intellectual Property Rights. The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as described in the Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Company has not received, and has no reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described therein.
     (s) All Necessary Permits. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct its business, and the Company has not received, and has no reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.
     (t) Title to Properties. The Company has good and marketable title to all of the real and personal property and other assets reflected as owned in the Financial Statements, in each case, except as disclosed in the Disclosure Package and the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities and adverse claims. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
     (u) Tax Law Compliance. The Company has (i) filed all necessary federal and state income and franchise tax returns and (ii) paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except to the extent that the failure to file or pay such tax returns and taxes would not result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all income tax and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that would reasonably be expected to result in a Material Adverse Change.
     (v) Insurance. The Company maintains insurance policies in such amounts and with such deductibles and covering such risks as it deems appropriate for its business. The Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.
     (w) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action in connection with the sale or resale of the Offered Shares which would directly or indirectly violate Regulation M.
     (x) Related Party Transactions. There are no business relationships or transactions that exist between or among the Company, on the one hand, and any director, executive officer, stockholder or any other person, on the other hand, which are required to be described in the Disclosure Package and the Prospectus which have not been described as required.

     (y) No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge or any employee of the Company or any agent on behalf of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus.
     (z) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (x) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the Financial Statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (aa) Sarbanes-Oxley Act Compliance. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
     (bb) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company are in compliance with ERISA. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company. No “employee benefit plan” established or maintained by the Company if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). The Company has not incurred and does not reasonably expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” established or maintained by the Company that is intended to be qualified under Section 401(a)

of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. The Company has not received any notification of any investigation, examination, audit or review of any type by or with the Internal Revenue Service or Department of Labor regarding or in connection with any “employee benefit plan” established or maintained by the Company.
     (cc) Brokers. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (dd) No Outstanding Loans or Other Extensions of Credit. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.
     (ee) Election as a Business Development Company. The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act, a Form N-54A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (the “Notification of Election”), pursuant to which the Company has elected to be subject to Sections 55 to 65 of the Investment Company Act. The Company will not, as of the First Closing Date (as defined below) and any Option Closing Date (as defined below), have filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act. The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.
     (ff) Termination of Agreements. Except as disclosed in the Disclosure Package and the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.
     (gg) No Affiliations. To the best of the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Disclosure Package and the Prospectus.
     (hh) Regulated Investment Company Status. Since August 1, 2005, the Company has been organized and operated, and is currently organized and operated, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Code.
     (ii) Operations Comply with Investment Company Act. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to “business development companies”. The provisions of the charter and by-laws of the Company and the investment objective, strategies, policies and restrictions described in the Disclosure Package and the Prospectus, assuming they are implemented as so described, will comply in all material respects with the requirements of the Investment Company Act.
     (jj) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:
     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.
     (b) The Custody Agreement. The Custody Agreement signed by the Selling Stockholder and [ ], as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by the Selling Stockholder (the “Custody Agreement”) has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (c) Power of Attorney. The Power of Attorney appointing certain individuals named therein as the attorneys-in-fact for the Selling Stockholder (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Disclosure Package and the

Prospectus (the “Power of Attorney”), has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (d) Title to Offered Shares to be Sold. The Selling Stockholder has, and on the First Closing Date and each applicable Option Closing Date will have, good and valid title to all of the Offered Shares which may be sold by the Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by the Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.
     (e) Delivery of the Offered Shares to be Sold. Delivery of the Offered Shares which are to be sold by the Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.
     (f) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, or other organizational documents of the Selling Stockholder, to the extent applicable, or any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except for such contraventions, conflicts, breaches, defaults or consents that have been duly waived or would not be reasonably expected to adversely affect the consummation of the transactions contemplated by this Agreement or the ability of the Selling Stockholder to perform its obligations hereunder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.
     (g) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. The Selling Stockholder does not (i) have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, (ii) have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the

Company to the Underwriters pursuant to this Agreement, and (iii) except as disclosed in the Disclosure Package and the Prospectus, own any warrants, options or similar rights to acquire, or have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company.
     (h) No Further Consents, etc. Except for such consents, approvals and waivers which have been obtained by the Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.
     (i) Disclosure Made by the Selling Stockholder in the Prospectus. All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Disclosure Package and the Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects. The number of shares held (i) of record by the Selling Stockholder and (ii) beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Selling Stockholder (both prior to and after giving effect to the sale of the Offered Shares) are accurately set forth in the Disclosure Package and the Prospectus under the caption “Selling Stockholders”.
     (j) No Price Stabilization or Manipulation; Compliance with Regulation M. The Selling Stockholder has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares or any other reference security to facilitate the sale or resale of the Offered Shares, and has taken no action in connection with the sale or resale of the Offered Shares which would directly or indirectly violate any provision of Regulation M.
     (k) Distribution of Offering Materials by the Selling Stockholder. The Selling Stockholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Pre-Pricing Prospectus, the Prospectus or the Registration Statement.
     (l) No Affiliations. There are no affiliations or associations between any members of the NASD and the Selling Stockholder.
     The Selling Stockholders acknowledge that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Selling Stockholders, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     Section 2. Purchase, Sale and Delivery of the Offered Shares.
     (a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [ ] Firm Shares and (ii) each of the Selling Stockholders agrees to sell to the several Underwriters that number of Firm Shares set forth in Schedule B opposite the name of such Selling Stockholder. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[___] per share.
     (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of [ ] (or such other place as may be agreed to by the Company and the Representative) at [ ] a.m. Eastern Standard Time, on [ ], 2006, or such other time and date not later than [ ] p.m. Eastern Standard Time, on [ ], 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.
     (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [ ] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above and the Selling Stockholders hereby grants an option to the several Underwriters to purchase up to that number of Optional Shares set forth in Schedule B opposite the name of such Selling Stockholder at the purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company and the Selling Stockholders, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth: (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option; (ii) the names and denominations in which the certificates for the Optional Shares are to be registered; and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders. If less than all of the Optional Shares are to be sold, Optional Shares will be sold to the Underwriters by the Company and the Selling Stockholders on a pro rata basis between the Company, on the one hand, and the Selling Stockholders, on the other hand, in proportion to the aggregate number of Optional Shares to be sold by the Company, on the one hand, and the Selling Stockholders, on the other hand, as set forth in this Section 2(c).
     (d) Public Offering of the Offered Shares. The Representative hereby advises the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and as the Representative, in its sole judgment, has determined is advisable and practicable.
     (e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.
     It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. [ ], individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Each Selling Stockholder hereby agrees, severally and not jointly, that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by the Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder and to hold such amounts for the account of the Selling Stockholder with the Custodian under the Custody Agreement.
     (f) Delivery of the Offered Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholders shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.
     Section 3. Additional Covenants.
     A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:
     (a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representative’s consent, which consent shall not be unreasonably withheld or delayed.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission regarding the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or affecting the information contained therein, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pre-Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus, or of the suspension of the qualification of the Offered Shares for offering and sale in any jurisdiction. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 430C and 497, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 497 of the Securities Act were received in a timely manner by the Commission.
     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representative’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(c).
     (d) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would contain an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).
     (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may request.
     (f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares; provided, however, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering the twelve-month period ending [ ] that satisfies the provisions of Section 11(a) of the Securities Act.
     (i) Listing. The Company will use its best efforts to (i) effect the inclusion of the Offered Shares on the Nasdaq Global Select Market and (ii) maintain the listing of the Shares on the Nasdaq Global Select Market.
     (j) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending [ ] days following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares). Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Section (3)(A)(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.
     The foregoing restrictions in the immediately preceding paragraph shall not apply to (A) the issuance by the Company of its Shares pursuant to the dividend reinvestment plan or (B) any options granted pursuant to any stock option plan of the Company referred to in the Prospectus.
     (k) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security to facilitate the sale or resale of the Offered Shares.
     (l) Maintain Status as a Business Development Company. The Company, during a period of one (1) year from the date of the Prospectus, will use its best efforts to maintain its status as a “business development company” under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.
     (m) Qualification as a Regulated Investment Company. The Company will use its best efforts to maintain its qualification as a “regulated investment company” under Subchapter M of the Code; provided however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.
     B. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, further covenants and agrees with each Underwriter:
     (a) Agreement Not to Offer or Sell Additional Shares. The Selling Stockholder will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act) by the Selling Stockholder, or publicly announce the Selling Stockholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (i) bona fide gifts, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Agreement, (ii) dispositions to any trust for the direct or indirect benefit of the Selling Stockholder and/or immediate family of the Selling Stockholder, provided that such trust agrees in writing with the Representative to be bound by the terms of this Agreement, (iii) dispositions to an Affiliate (as defined below), provided that (A) the Representative has consented in writing (which consent shall not be unreasonably withheld) and (B) such Affiliate agrees in writing to be bound by the terms of this Agreement, (iv) shares of common stock of the Company purchased by the Selling Stockholder in the secondary market following the Offering and (v) shares of common stock of the Company acquired by the Selling Stockholder in connection with the Company’s dividend reinvestment plan. “Affiliate” shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” of a person means the power, directly or indirectly, either to (A) vote 50% or more of the stock having ordinary voting power for the election of directors of such person or (B) direct or cause the direction of the management and policies of such person whether by contract or otherwise.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Section (3)(B)(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless A.G. Edwards waives, in writing, such extension.
     (b) No Stabilization or Manipulation; Compliance with Regulation M. The Selling Stockholder will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares or any other reference security, to facilitate the sale or resale of the Offered Shares.
     C. Waiver by The Representative. The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or the Selling Stockholders of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Pre-Pricing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions; (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares; (viii) the fees and expenses associated with including the Offered Shares on the Nasdaq Global Select Market; and (ix) all other fees, costs and expenses referred to in Item 27 of Part C of the Registration Statement. For the avoidance of doubt, the Company and the Underwriters agree that each party shall be responsible for its own expenses in connection with the road show. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Each Selling Stockholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated thereby, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Stockholder, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by the Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).
     This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Grant Thornton LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountant’s “comfort letters” to underwriters, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 497 under the Securities Act;
     (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the best of the Company’s knowledge, threatened by the Commission;
     (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; and
     (iv) no Prospectus, amendment to the Registration Statement or amendment or supplement to the Prospectus shall have been filed to which the Representative has reasonably objected in writing.
     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date in the judgment of the Representative there shall not have occurred any Material Adverse Change.
     (d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Sutherland, Asbill & Brennan, LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.
     (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of [ ], counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
     (f) Officers’ Certificate of the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

     (i) they have reviewed the Registration Statement, the Prospectus and the Disclosure Package;
     (ii) the Financial Statements and other financial information included in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects the consolidated financial conditions, results of operations and cash flows of the Company as of, and for the periods presented in the Registration Statement;
     (iii) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;
     (iv) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (v) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Representative shall have received from Grant Thornton LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.
     (h) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of (i) [ ], counsel for [name of Selling Stockholder], dated as of such Closing Date, the form of which is attached as Exhibit D and (ii) [ ], counsel for [name of Selling Stockholder], dated as of such Closing Date, the form of which is attached as Exhibit E.
     (i) Selling Stockholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder or each Selling Stockholder, dated as of such Closing Date, to the effect that:
     (i) the representations, warranties and covenants of the Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of such Closing Date; and
     (ii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

Exhibit h
     (j) Selling Stockholders’ Documents. On the date hereof, the Company and each Selling Stockholder shall have furnished for review by the Representative copies of the Power of Attorney and Custody Agreement executed by the applicable Selling Stockholder and such further information, certificates and documents as the Representative may reasonably request.
     (k) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof the Representative shall have received the Lock-up Agreements.
     (l) Nasdaq Listing Approval. The Offered Shares shall have been approved for quotation on the Nasdaq Global Select Market, subject only to notice of issuance at or prior to the First Closing Date or the applicable Option Closing Date, as the case may be.
     (m) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and certificates as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If the Company is required to make any payments to the Underwriters under this Section 6 because of a Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 5, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid by the Company.
     Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
     Section 8. Indemnification.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify, defend and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430C or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including, subject to the provisions of Section 8(e), the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, further, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative on behalf of the Underwriters to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a) of this Section 8 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any of the matters specified in subsection (a)(i) and (ii) of this Section 8 to the extent, but only to the extent, such untrue statement or omission pertains to the information described in Section 1(B)(i) hereof with respect to such Selling Stockholder; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The liability of the Selling Stockholder pursuant to this Section 8(b) shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by the Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholder may otherwise have.
     (c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors, each of the Company’s officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer, Selling Stockholders or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company or any such director, officer, Selling Stockholders or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, Selling Stockholders or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Selling Stockholders hereby acknowledge that the only information that the Representative has furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the [ ] paragraph, the [ ] paragraph, the [ ] paragraph, the [ ] paragraph, the [ ] paragraph and the [ ] paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (f) Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders, on the one hand, or the Representative, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.
     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.
     Notwithstanding any other provision of this Section 9, no party shall be entitled to contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they are obligated to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company and the Selling Stockholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the

Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; (v) in the judgment of the Representative there shall have occurred a material event which affects (A) the disclosure in the Prospectus or (B) the ability of the Underwriters to market and sell the Offered Shares on the terms set forth in the Pre-Pricing Prospectus or the Prospectus; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of: (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof; (b) any Underwriter to the Company or the Selling Stockholders; or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination; provided that, notwithstanding the foregoing, in connection with a termination of this Agreement pursuant to clause (v) above, no party will be relieved of any liability in connection with any breach of its representations, warranties or covenants in this Agreement.
     Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders or its officers, where applicable, and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.
     Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representative:
[Name of Representative]
[Representative’s Address]
     with a copy to:
[Counsel to Representative]
     If to the Company:
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
Facsimile: (203) 429-2700
Attention: Richard P. Buckanavage

     with a copy to:
Sutherland, Asbill & Brennan, LLP
1275 Pennsylvania Avenue, NW
Washington, DC 20004-2415
Facsimile: (202) 637-3593
Attention: Steven B. Boehm
     If to a Selling Stockholder:
[Name]
[Address]
[Facsimile:]
[Attention:]
     with a copy to:
[Counsel to Selling Shareholder]
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.
     Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 16. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     Section 17. No Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that the relationship between itself and each of the Underwriters is an arm’s-length commercial relationship that creates no fiduciary duty on the part of any Underwriter and each party expressly disclaims any fiduciary relationship.
     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Attorney-in-Fact for each of the Selling Stockholders the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

PATRIOT CAPITAL FUNDING, INC.

By:

Name: Title:

SELLING STOCKHOLDER

By:

Name: Title:

SELLING STOCKHOLDER

By:

Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written by , individually and as Representative, by its undersigned officer thereunto duly authorized.

, as Representative of the various Underwriters listed on Schedule 1 hereto

By:

Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

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